UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 11, 2012
Date of report (Date of earliest event reported)

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

1860 Smithtown Ave., Ronkonkoma, New York 11779
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Purchase of 355 South Technology Drive, Central Islip, New York 11722

As previously disclosed in its report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2011, CVD Equipment Corporation (the “Company’) entered into a certain contract of sale with SJA Industries, LLC (“SJA”) as subsequently amended on October 12, 2011, for the purchase by the Company of the premises located at 355 South Technology Drive, Central Islip, New York 11722 (the “Central Islip Facility”).  On January 11, 2012, the Company notified SJA that the closing of the purchase of the Central Islip Facility will occur on February 10, 2012, time being of the essence.

Sale of 979 Marconi Avenue, Ronkonkoma, New York 11779

As previously disclosed in the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2011, the Company and SKA Machining, Inc. (“SKA”) entered into a certain contract of sale dated November 30, 2011 (the “Contract”) pursuant to which the Company agreed to sell to SKA its facility located at 979 Marconi Avenue, Ronkonkoma, New York 11779.  On January 11, 2012, the Company and SKA agreed to (i) extend the date by which SKA is required under the Contract to obtain a financing commitment, to January 31, 2012, and (ii) extend the closing date until on or about March 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION

Date: January 17, 2012	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President,
Chief Executive Officer and Director (Principal Executive Officer)